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                                                                    Exhibit 23.4

                Consent of Independent Chartered Accounting Firm

Catuity, Inc.
Detroit, Michigan

We hereby consent to the incorporation of our report dated 15 December 2005 relating to the audited financial statements of Loyalty Magic Pty Ltd for the year ended 30 June 2005 into Catuity's Current Report on Form 8-K/A dated 16 December 2005 and incorporated by reference into Catuity's Registration Statement on Form S-3 dated 16 December 2005.

We also consent to the reference to us under the caption "Experts" in the Registration Statement on Form S-3.

Yours sincerely
McInnes, Graham & Gibbs